QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-1 of AerCap Holdings N.V. of our report dated November 14, 2006 relating to the balance sheet of AerCap Holdings N.V., which appears in such Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

Rotterdam, November 15, 2006

PricewaterhouseCoopers Accountants N.V.

/s/ A. Tukker

A. Tukker RA

QuickLinks

Consent of Independent Registered Public Accounting Firm